UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2012

(Exact name of registrant as specified in its charter)

Nevada	333-139037	91-1956240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Bay Street, Suite 301, Toronto, Ontario, Canada	M5H 2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416 366-4227 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2012, Xtra-Gold Resources Corp. (“Company”) held its 2012 annual and special meeting (“ASM”) of our stockholders in Toronto, Ontario, Canada. A total of 18,085,656 shares of our common stock were represented in person or by proxy at the ASM, representing approximately 40.48% of our outstanding common stock. At the ASM, the following actions were taken:

1.	our stockholders approved the appointment of Davidson & Company LLP, as our Company’s independent auditors for the ensuing year, at a remuneration to be fixed by our Company’s board of directors;

2.

our stockholders approved the election of incumbent directors Paul Zyla, Richard W. Grayston, Peter Minuk, Robert J. Casaceli and James H. Schweitzer as directors of our Company to hold such office for the ensuing year; and

3.	our disinterested stockholders approved the extension of the option exercise term under stock option agreements benefitting insiders of the Company, as summarized below.

The results of each of the proposed resolutions voted on at the ASM are listed below.

PROPOSED RESOLUTION (1)		VOTED FOR	VOTED AGAINST	WITHHELD	NOT VOTED
1.	to appoint Davidson & Company LLP as auditors for 2012 and authorize the Audit Committee to fix their remuneration	18,064,706	-	950	-
2.	to elect Paul Zyla as a director for the ensuing year	14,833,120	-	2,230	3,230,306
2.	to elect Richard W. Grayston as a director for the ensuing year	14,812,820	-	22,530	3,230,306
2.	to elect Peter Minuk as a director for the ensuing year	14,825,820	-	9,530	3,230,306
2.	to elect Robert J. Casaceli as a director for the ensuing year	14,825,820	-	9,530	3,230,306
2.	to elect James H. Schweitzer as a director for the ensuing year	14,833,120	-	2,230	3,230,306
3.	to approve the extension of the option exercise term (2)	10,576,494	534,751	-	3,230,306 and 3,724,105 (3)

(1)	All items of business at the ASM, as noted in the above proposed resolutions, were approved by our stockholders by a show of hands.
(2)	Detailed in item 2 above.
(3)	Number of shares held by insiders of the Company.

Option Term Extension

As summarized in the management information circular (the “Circular”) relating to the ASM, which was mailed to all stockholders of record, as at the record date of April 16, 2012, on February 29, 2012, the board of directors of our Company approved an amendment to certain stock option agreements in connection with stock options previously granted to insiders of the Company whereby the option exercise term would be extended to the maximum allowable exercise period of 10 years from the date of the original grant date of such options (the “Option Extension Term”), subject to regulatory acceptance and disinterested stockholder approval. In accordance with Section 613(a) of the Toronto Stock Exchange (“TSX”) Company Manual, an extension of the exercise term under a security based compensation agreement, benefitting an insider of the Company, such as the stock option agreements set forth in the following table, requires disinterested security holder approval.

OPTIONEE AND POSITION WITH COMPANY	NUMBER OF OPTIONS GRANTED (1)	ORIGINAL GRANT DATE	CURRENT EXPIRY DATE	PROPOSED EXPIRY DATE
Yves Clement	324,000	May 1, 2006	May 1, 2013	May 1, 2016
Vice-President, Exploration	100,000	March 1, 2011	March 1, 2014	March 1, 2021
Richard W. Grayston	162,000	March 5, 2007	May 1, 2013	March 5, 2017
Chairman of the Board and Director	63,000	June 1, 2010	May 1, 2013	June 1, 2020
Peter Minuk	108,000	March 5, 2007	May 1, 2013	March 5, 2017
Secretary-Treasurer and Director	42,000	June 1, 2010	May 1, 2013	June 1, 2010
James Longshore	162,000	March 12, 2007	May 1, 2013	March 12, 2017
General (Country) Manager	63,000	June 1, 2010	May 1, 2013	June 1, 2020
Robert H. Montgomery	108,000 (2)	March 12, 2007	June 7, 2012	June 7, 2013
Former Director	42,000 (2)	June 1, 2010	June 7, 2012	June 7, 2013
Paul Zyla	108,000	January 25, 2010	January 1, 2013	January 25, 2020
President, Chief Executive Officer and Director
Robert J. Casaceli Director	108,000	February 1, 2010	February 1, 2013	February 1, 2020
Victor Nkansa	12,000	June 1, 2010	May 1, 2013	June 1, 2020
Vice-President, Ghana Operations	15,000	March 1, 2011	March 1, 2014	March 1, 2021
John C. Ross	90,000	July 1, 2010	July 1, 2013	July 1, 2020
Chief Financial Officer
James Schweitzer	108,000	June 10, 2011	June 10, 2014	June 10, 2021
Director

(1)	Subject to the Company’s stock option plan (the “Option Plan”).
(2)

Granted to Mr. Montgomery during his directorship with the Company. As noted in the Circular, since Mr. Montgomery did not stand for re-election at the last annual meeting of Stockholders in 2011, and in accordance with the terms of the Option Plan, his options are set to expire within 365 days from the date of the last Stockholders’ meeting. However, as Mr. Montgomery continues to provide services to the Company in his capacity as a consultant, the board or directors approved an extension to the terms of his options until June 7, 2013.

At the ASM, the disinterested stockholders of the Company approved an ordinary resolution approving the Option Extension Term. This resolution required the approval of at least a majority of the votes cast thereon by the disinterested stockholders in person or by proxy at the Meeting. A total of 3,724,105 shares were precluded from voting on the resolution in respect of the Option Extension Term, representing approximately 8.3% of the total issued and outstanding shares of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2012	XTRA-GOLD RESOURCES CORP.
(Registrant)

	/s/	Paul Zyla
	By:	Paul Zyla,
Principal Executive Officer